As filed with the Securities and Exchange Commission on October 29, 1999.
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LANDAMERICA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Virginia                                           54-1589611
   (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

         101 Gateway Centre, Gateway One, Richmond, Virginia 23235-5153
               (Address of Principal Executive Offices) (Zip Code)

                               ------------------

                        LANDAMERICA FINANCIAL GROUP, INC.
                        SAVINGS AND STOCK OWNERSHIP PLAN
                            (Full Title of the Plan)

                         Russell W. Jordan, III, Esquire
                    Senior Vice President and General Counsel
                        LandAmerica Financial Group, Inc.
                         101 Gateway Centre, Gateway One
                          Richmond, Virginia 23235-5153
                                 (804) 267-8000
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   -----------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                                Proposed
       Title of Securities              Amount to be           Proposed Maximum             Maximum Aggregate         Amount of
       to be Registered(1)             Registered (2)     Offering Price per Share (3)      Offering Price (3)    Registration Fee

------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value............   1,600,000                 $18.66                     $29,856,000              $8,300
Rights to Purchase Series A Junior
  Participating Preferred Stock.......   1,600,000                   (4)                           (4)                   (4)

====================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(3) Pursuant to Rule 457(h), the registration fee is based on the average of the high ($18.75) and low ($18.56) prices reported on the New York Stock Exchange on October 25, 1999.
(4) The Rights to Purchase Series A Junior Participating Preferred Stock will be attached to and will trade with shares of the Common Stock of the Registrant. Value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock. No additional registration fee is required.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended December 31, 1998, as amended by Form 10-K/A (Amendment No. 1) filed on April 2, 1999, File No. 1-13990;

         (2) the portions of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on May 18, 1999 that have been incorporated by reference into the Form 10-K;

         (3) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, File No. 1-13990;

         (4) the Registrant's Current Reports on Form 8-K, filed on June 7, 1999 and September 21, 1999, File No. 1-13990;

         (5) the description of the Registrant's Common Stock and associated preferred share purchase rights contained in the Registrant's Amendment No. 3 to Form 8-A, filed on June 7, 1999, File No. 1-13990; and

         (6) the Annual Report of the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan on Form 11-K for the plan year ended December 31, 1998, File No. 1-13990.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities

         Not applicable.

Item 5.      Interests of Named Experts and Counsel

         Williams, Mullen, Clark & Dobbins, counsel to the Registrant, has rendered its opinion that the shares of Common Stock which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. Theodore L. Chandler, Jr., a principal in Williams, Mullen, Clark & Dobbins, is a director of the Registrant and beneficially owned an aggregate of 9,648 shares of Common Stock as of October 8, 1999. Other attorneys employed by the firm beneficially owned an aggregate of 20,582 shares of the Registrant's Common Stock as of October 8, 1999.

Item 6.      Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 7.      Exemption from Registration Claimed

         Not applicable.

Item 8.      Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1      Articles of Incorporation  of the Registrant,  incorporated by
                  reference   to  Exhibit  3A  of  the   Registrant's   Form  10
                  Registration Statement, as amended, File No. 0-19408.

         4.2 Articles of Amendment of Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.2 of the Registration Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

         4.3 Bylaws of the Registrant, incorporated by reference to Exhibit 3B of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

         4.4 Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

         4.5 First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated December 11, 1997, File No.
                  1-13990.

         4.6 Second Amendment to Amended and Restated Rights Agreement, dated as of June 1, 1999, between the Company, Wachovia Bank, N.A., as Rights Agent, and State Street Bank and Trust Company, as Successor Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated June 1, 1999, File No. 1-13990.

         4.7      Form of Common Stock Certificate, incorporated by reference to
                  Exhibit  4.6  of  the   Registrant's   Form  8-A  Registration
                  Statement, filed February 27, 1998, File No. 1-13990.

         4.8 Form of 7% Series B Cumulative Convertible Preferred Stock certificate, incorporated by reference to Exhibit 4.7 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

         5.1      Opinion of Williams, Mullen, Clark & Dobbins.*

         5.2 Internal Revenue Service determination letter, dated October 11, 1994, with respect to qualification of the Lawyers Title Insurance Corporation Savings and Stock Ownership Plan under
                  Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5.2 of the Registrant's Form S-8 Registration Statement, filed March 28, 1996, File No. 333-02884.

         23.1     Consent of  Williams,  Mullen,  Clark & Dobbins  (included  in
                  Exhibit 5.1).*

         23.2     Consent of Ernst & Young LLP.*

         24       Powers of Attorney (included on Signature Page).*

------------

*Filed herewith

Item 9.      Undertakings

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraph (1)(i) and (1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of October, 1999.

                                        LANDAMERICA FINANCIAL GROUP, INC.



                                        By: /s/ Charles H. Foster, Jr.
                                            ------------------------------------
                                            Charles H. Foster, Jr.
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Russell W. Jordan, III and John
M. Carter, each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                       Title                              Date
                   ---------                                       -----                              ----

            /s/ Charles H. Foster, Jr.                  Chairman and Chief Executive            October 20, 1999
----------------------------------------------               Officer and Director
            Charles H. Foster, Jr.


              /s/ Janet A. Alpert                          President and Director               October 20, 1999
----------------------------------------------
                Janet A. Alpert


             /s/ G. William Evans                         Executive Vice President              October 20, 1999
----------------------------------------------          and Chief Financial Officer
               G. William Evans


             /s/ John R. Blanchard                    Senior Vice President - Corporate         October 20, 1999
----------------------------------------------                   Controller
               John R. Blanchard


                   Signature                                       Title                              Date
                   ---------                                       -----                              ----


              /s/ Herbert Wender                                  Director                      October 20, 1999
----------------------------------------------
                Herbert Wender


          /s/ Robert F. Norfleet, Jr.                             Director                      October 20, 1999
----------------------------------------------
            Robert F. Norfleet, Jr.


              /s/ Eugene P. Trani                                 Director                      October 20, 1999
----------------------------------------------
                Eugene P. Trani


         /s/ Theodore L. Chandler, Jr.                            Director                      October 20, 1999
----------------------------------------------
           Theodore L. Chandler, Jr.


           /s/ Marshall B. Wishnack                               Director                      October 20, 1999
----------------------------------------------
             Marshall B. Wishnack


                                                                  Director                      October 20, 1999
----------------------------------------------
                Michael Dinkins


                /s/ James Ermer                                   Director                      October 20, 1999
----------------------------------------------
                  James Ermer


              /s/ John P. McCann                                  Director                      October 20, 1999
----------------------------------------------
                John P. McCann


             /s/ John Garntt Nelson                               Director                      October 20, 1999
----------------------------------------------
              John Garnett Nelson


                                                                  Director                      October 20, 1999
----------------------------------------------
               Lowell C. Freiberg


                                                                  Director                      October 20, 1999
----------------------------------------------
                George E. Bello


                                                                  Director                      October 20, 1999
----------------------------------------------
              Robert M. Steinberg

         Pursuant to the requirements of the Securities Act of 1933, as amended, Lawyers Title Insurance Corporation, as Plan Administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on October 20, 1999.

                                       LAWYERS TITLE INSURANCE CORPORATION



                                       By: /s/ Ross W. Dorneman
                                           -------------------------------------
                                           Ross W. Dorneman
                                           Senior Vice President and Director of
                                           Human Resources

                                  EXHIBIT INDEX

                                       TO
                         FORM S-8 REGISTRATION STATEMENT

                             ----------------------

      Exhibit
       Number                Description of Exhibit
       ------                ----------------------

        4.1       Articles of Incorporation  of the Registrant,  incorporated by
                  reference   to  Exhibit  3A  of  the   Registrant's   Form  10
                  Registration Statement, as amended, File No. 0-19408.

        4.2 Articles of Amendment of Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.2 of the Registration Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

        4.3 Bylaws of the Registrant, incorporated by reference to Exhibit 3B of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

        4.4 Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

        4.5 First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

        4.6 Second Amendment to Amended and Restated Rights Agreement, dated as of June 1, 1999, between the Company, Wachovia Bank, N.A., as Rights Agent, and State Street Bank and Trust Company, as Successor Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated June 1, 1999, File No. 1-13990.

        4.7       Form of Common Stock Certificate, incorporated by reference to
                  Exhibit  4.6  of  the   Registrant's   Form  8-A  Registration
                  Statement, filed February 27, 1998, File No. 1-13990.

        4.8 Form of 7% Series B Cumulative Convertible Preferred Stock certificate, incorporated by reference to Exhibit 4.7 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

        5.1       Opinion of Williams, Mullen, Clark & Dobbins.*

        5.2 Internal Revenue Service determination letter, dated October 11, 1994, with respect to qualification of the Lawyers Title Insurance Corporation Savings and Stock Ownership Plan under
                  Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5.2 of the Registrant's Form S-8 Registration Statement, filed March 28, 1996, File No. 333-02884.

        23.1      Consent of  Williams,  Mullen,  Clark & Dobbins  (included  in
                  Exhibit 5.1).*

        23.2      Consent of Ernst & Young LLP.*

        24        Powers of Attorney (included on Signature Page).*

------------

*Filed herewith